Exhibit 99.1

Neonode Reports Third Quarter Ended September 30, 2017 Financial Results

STOCKHOLM, SWEDEN – November 9, 2017 – Neonode Inc. (NASDAQ: NEON), the optical interactive sensing technology company, today reported financial results for the three and nine months ended September 30, 2017.

Net revenue for the third quarter of 2017 was $2.3 million compared to $1.6 million for the same quarter last year. Net loss for the third quarter of 2017 was $1.1 million, or $0.02 per share, compared to net loss of $2.2 million, or $0.05 per share, for the third quarter of last year. The 41% increase in total net revenues for the third quarter of 2017 as compared to the same period in 2016 is primarily related to continued growth in license fees and sales revenues from AirBar.

“I am happy to report that we have taken the initial step to deliver on our strategy with the first sales in the sensor component business. We manufactured and sold our first touch sensor components to twelve customers, who are in the process of designing new products that use our standardized components. We are now selling and actively marketing our sensors through various sales channels; direct to OEM customers, through Tier 1s and partner networks as well as together with distributors, such as Digi-Key. Our sales strategy opens up a significantly larger addressable market, from customers with small volume products to high volume products with the largest global OEMs. Although, we are able to supply the broader market with sensor components, in the short and mid-term our focus is on selected key markets,” said Thomas Eriksson, CEO.

“To conclude, we will continue to support our customers in our solid and profitable licensing business while increasing our marketing efforts to capitalize on our investments and expand the markets for our hardware sensor components. The solid base from our licensing business provides a stepping stone for the expansion, into larger and more lucrative markets for our sensor components. We believe the combination of licensing and hardware provides a solid foundation for the future growth of the company, and we look forward to working together with the new Board of Directors to continue to position Neonode as a leading supplier of advanced sensor technology,” concluded Mr. Eriksson.

During the quarter we improved our financial position through a $9.1 million, net of selling expenses, private placement. We also added four members to our Board of Directors in order to oversee the company’s future growth and add new capabilities. Ulf Rosberg has been elected to serve as the Chairman of the Board (“Board”) and Åsa Hedin, Per Eriksson and Andreas Bunge joined the Board and have been appointed to serve on various committees. All four new members of our Board bring broad experience and knowledge from different backgrounds in the technology sector.

Third Quarter 2017 Business Metrics

•	Sold first embedded sensor components* to 12 customers
•	Revenue from licensing was approximately $2.1 million or 90 percent of total revenues.
•	Revenue from AirBar (B2C) was approximately $0.2 million or 9 percent of total revenues.
•	Operating expenses totaled $3.6 million
•	Net loss of $1.1 million, or $0.02 per share

* Sensor components, previously referred to as sensor modules, are supplied as a family of different lengths for numerous applications in the area of touch and gesture control for various customer segments. The sensor components are based on a generic hardware and software platforms for scalability and easy customer implementations.

Conference Call Information

The Company will host a conference call Thursday November 9, 2017 at 10AM Eastern Standard Time (EST)/4PM Central European Time (CET) featuring remarks by, and Q&A with, Thomas Eriksson, CEO, Lars Lindqvist, CFO and David Brunton, Head of Investor Relations.

The dial-in number for the conference call is toll-free: (877) 539-0733 (U.S. domestic) or +1 (678) 607-2005 (international). To access the call all participants must use the following Conference ID: #99886749. Please make sure to call at least five minutes before the scheduled start time.

To register for the call, and listen online, please click:

http://event.on24.com/wcc/r/1527824-1/F5181805A698ABEA6399660FEBCB7375

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call’s completion – 11/9/2017 (13:00PM EDT) to 12/9/2017 (23:59PM EDT). To access the recording, please use one of these Dial-In Numbers (800) 585-8367 or (404) 537-3406, and the Conference ID #99886749.

About Neonode

Neonode Inc. (NASDAQ:NEON) develops and licenses optical interactive sensing technologies. Neonode’s patented optical interactive sensing technology is developed for a wide range of devices like automotive systems, printers, PC devices, monitors, mobile phones, tablets and e-readers. NEONODE and the NEONODE Logo are trademarks of Neonode Inc. registered in the United States and other countries. AIRBAR is a trademark of Neonode Inc. All other trademarks are the property of their respective owners.

For more information please visit www.neonode.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s Annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

Copyright Neonode Inc. 2017. All rights reserved. Neonode is a registered trademark of Neonode Inc.

For more information, please contact:

Investor Relations:

David Brunton

Email: david.brunton@neonode.com

CFO

Lars Lindqvist

E-mail: lars.lindqvist@neonode.com

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2017	2016
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$6,872	$3,476
Accounts receivable, net	620	1,548
Projects in process	299	-
Inventory	2,065	696
Prepaid expenses and other current assets	2,208	1,949
Total current assets	12,064	7,669

Investment in joint venture	3	3
Property and equipment, net	3,637	2,031
Total assets	$15,704	$9,703

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$759	$1,286
Accrued payroll and employee benefits	1,085	1,001
Accrued expenses	148	172
Deferred revenues	1,299	1,921
Current portion of capital lease obligations	570	228
Total current liabilities	3,861	4,608

Capital lease obligations, net of current portion	1,840	960
Total liabilities	5,701	5,568

Commitments and contingencies

Stockholders’ equity:
Series B Preferred stock, 54,425 shares authorized with par value $0.001 per share; 83 shares issued and outstanding at September 30, 2017 and December 31, 2016. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 per share over the shares of common stock)	-	-
Common stock, 100,000,000 shares authorized with par value $0.001 per share; 58,594,503 and 48,844,503 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	59	49
Additional paid-in capital	192,795	183,667
Accumulated other comprehensive income (loss)	34	(171)
Accumulated deficit	(182,026)	(179,040)
Total Neonode Inc. stockholders’ equity	10,862	4,505
Noncontrolling interests	(859)	(370)
Total stockholders’ equity	10,003	4,135
Total liabilities and stockholders’ equity	$15,704	$9,703

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenues:
License fees	$2,072	$1,637	$6,158	$6,117
Sensor components	211	-	634	-
Non-recurring engineering	22	2	174	1,228
Total revenues	2,305	1,639	6,966	7,345
Cost of revenues:
Sensor components	151	-	510	-
Non-recurring engineering	-	33	137	1,013
Total cost of revenues	151	33	647	1,013

Total gross margin	2,154	1,606	6,319	6,332

Operating expenses:
Research and development	1,668	2,014	4,283	5,734
Sales and marketing	743	666	2,158	2,151
General and administrative	1,154	1,067	3,365	3,167

Total operating expenses	3,565	3,747	9,806	11,052
Operating loss	(1,411)	(2,141)	(3,487)	(4,720)

Other expense:
Interest expense	24	17	59	32
Other expense, net	-	49	-	91
Total other expense	24	66	59	123

Loss before provision for income taxes	(1,435)	(2,207)	(3,546)	(4,843)

(Benefits from) provision for income taxes	(24)	55	(71)	234
Net loss including noncontrolling interests	(1,411)	(2,262)	(3,475)	(5,077)
Less: Net loss attributable to noncontrolling interests	296	100	489	217
Net loss attributable to Neonode Inc.	$(1,115)	$(2,162)	$(2,986)	$(4,860)

Loss per common share:
Basic and diluted loss per share	$(0.02)	$(0.05)	$(0.06)	$(0.11)
Basic and diluted – weighted average number of common shares outstanding	55,166	46,252	50,959	44,627

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Net loss	$(1,411)	$(2,262)	$(3,475)	$(5,077)
Other comprehensive income (loss):
Foreign currency translation adjustments	83	(36)	205	(102)
Comprehensive loss	(1,328)	(2,298)	(3,270)	(5,179)
Less: Comprehensive loss attributable to noncontrolling interests	296	100	489	217
Comprehensive loss attributable to Neonode Inc.	$(1,032)	$(2,198)	$(2,781)	$(4,962)

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(3,475)	$(5,077)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	56	224
Loss on disposal of property and equipment	-	91
Depreciation and amortization	672	206

Changes in operating assets and liabilities:
Accounts receivable	933	1,066
Projects in process	(299)	95
Inventory	(1,222)	(940)
Prepaid expenses and other current assets	(52)	(438)
Accounts payable and accrued expenses	(675)	319
Deferred revenues	(629)	737
Net cash used in operating activities	(4,691)	(3,717)

Cash flows from investing activities:
Purchase of property and equipment	(643)	(851)
Investment in joint venture	-	(3)
Proceeds from sale of property and equipment	-	5
Net cash used in investing activities	(643)	(849)

Cash flows from financing activities:
Proceeds from issuance of common stock and warrants, net of offering costs	9,082	7,911
Proceeds from note payable	1,713	-
Payments on note payable	(1,713)	-
Principal payments on capital lease obligations	(301)	(57)
Net cash provided by financing activities	8,781	7,854

Effect of exchange rate changes on cash	(51)	(92)

Net increase in cash	3,396	3,196
Cash at beginning of period	3,476	3,082
Cash at end of period	$6,872	$6,278

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$15	$179
Cash paid for interest	$59	$15

Supplemental disclosure of non-cash investing and financing activities
Purchase of equipment with capital lease obligations	$1,287	$1,022